EXHIBIT 17.1


                  RESIGNATION LETTER



June 18, 2009

To the Shareholders and Board of Directors of HSM Holdings, Inc.

Gentlemen:

     This letter shall serve as notice that as of the date hereof, I hereby resign from my position as President, Director and Chief Executive Officer of HSM Holdings, Inc. (the Corporation). My resignation is not the result of any disagreement with the Corporation on any matter relating to its operation, policies (including accounting or financial policies) or practices.

                                  Sincerely,

                                  /s/ Anthony Hu

                                  Anthony Hu